UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2011

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

SIGNATURES

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Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, GameTech International, Inc. (the “Company”) received a notification from The Nasdaq Stock Market (“Nasdaq”) on August 3, 2010 stating that the Company was not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5450(a)(1).  The Company was provided 180 calendar days, or until January 31, 2011, to regain compliance with the minimum bid price requirement by meeting the minimum closing bid price of $1.00 per share for ten consecutive business days during the 180-day grace period.

The bid price of the Company’s common stock did not close at or above $1.00 per share for ten consecutive trading days within the initial 180-day grace period.  To avoid delisting, the Company, at the recommendation of Nasdaq, filed an application to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market, which was approved by Nasdaq on January 28, 2011.  In connection with the transfer to the Nasdaq Capital Market, on February 1, 2011, Nasdaq notified the Company that it had granted the Company an additional 180 calendar days, or until August 1, 2011, to regain compliance with Nasdaq Listing Rule 5550(a)(2), which requires companies listed on the Nasdaq Capital Market to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Requirement”).

The Company did not regain compliance with the Minimum Bid Requirement by August 1, 2011.   As a result, on August 2, 2011, the Company received a Staff determination letter (the “Staff Determination”) from Nasdaq stating, among other things, that the Nasdaq Staff determined that the Company failed to demonstrate compliance with Minimum Bid Requirement for continued listing on the Nasdaq Capital Market and, therefore, the Company’s securities will be suspended at the opening of business on August 11, 2011 and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company's securities from listing and registration on Nasdaq.

The Company may appeal the Staff Determination to the Nasdaq Hearings Panel (the “Panel”), by filing a request for a hearing before the Panel on or before August 9, 2011 in accordance with the 5800 Series of the Nasdaq Listing Rules.  A timely request for a hearing would stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the decision of the Panel.  If the Company chooses to appeal the Staff Determination, the Company will be expected to provide the Panel with a plan to regain compliance, which may include a commitment to effect a reverse stock split, if necessary.

As of the date of this filing, the Company is considering appealing the Staff Determination.  In the event that the Company files a request for a hearing with the Panel to appeal the Staff Determination, there can be no assurance that the Company will be successful in its appeal or that its securities will remain listed on Nasdaq or will be listed on another exchange or traded in another market.

In the event the Company’s common stock is delisted from Nasdaq, the Company intends to work with its market makers as necessary to obtain quotation on the OTC Bulletin Board market.

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Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” For this purpose, any statements contained in this report that are not statements of historical fact may be deemed forward-looking statements, including, without limitation, statements regarding the potential listing status and potential delisting of the Company’s common stock from Nasdaq and statements regarding its possible appeal of the Staff Determination and the potential outcome thereof. There are a number of important factors, risks, and uncertainties that could cause the Company’s results to differ materially from those indicated by these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By:	/s/ James Robertson
James Robertson Vice President and General Counsel

Dated:  August 8, 2011

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